Exhibit 99.1

Talos Energy Announces Mexico Transaction, Including Stake in Zama, With Grupo Carso

Houston, Texas, May 25, 2023 – Talos Energy Inc. (“Talos” or the “Company”) (NYSE: TALO) today announced that Zamajal, S. A. de C.V., a wholly owned subsidiary of Grupo Carso (“Carso”), has agreed to acquire a 49.9% interest in Talos’s Mexican subsidiary (“Talos Mexico”), which holds the Company’s 17.4% stake in Zama. Carso is one of the world’s largest conglomerates and is headquartered in Mexico City, Mexico. Talos will remain the controlling shareholder of Talos Mexico. The transaction is expected to close within the third quarter of 2023, as is subject to approval by Mexico’s Federal Economic Competition Commission (“COFECE”).

Transaction Highlights:

•

Purchase price of $124.75 million for the 49.9% stake, implying a minimum valuation of approximately $250.0 million for the full 17.4% stake in Zama, potentially increasing to $262.50 million if certain milestones are reached.

•	$74.85 million will be paid at closing, with the remaining $49.90 million due at first production.

Talos President and Chief Executive Officer Timothy S. Duncan commented: “We are thrilled to partner with Grupo Carso. Our relationship dates back to the 2015 offshore lease sales in Mexico. As we accelerate recent momentum and advance Zama toward FID and first production, we are confident that Carso is the right partner at the right time. Carso’s investment is a testament to the economic potential of Zama, and the joint venture will also benefit from Carso’s critical presence in Mexico and global commercial experience. We are excited about this broad partnership in Mexico.”

Duncan continued: “This transaction establishes a baseline Zama valuation for Talos shareholders while providing material upfront cash proceeds. Most importantly, Talos shareholders retain significant valuation upside as we advance the project toward first production.”

Talos announced in March 2023 that the Zama Unit Development Plan was submitted to Mexico’s National Commission of Hydrocarbons for formal approval. Additionally, an Integrated Project Team (“IPT”) comprised of individuals from all four Zama Unit Holders was established to manage the development and operation of Zama going forward. Talos will co-lead the planning, drilling, construction, and completion of all Zama wells as well as the planning, execution, and delivery of Zama’s offshore infrastructure.

ABOUT TALOS ENERGY

Talos Energy (NYSE: TALO) is a technically driven independent exploration and production company focused on safely and efficiently maximizing long-term value through its operations, currently in the United States and offshore Mexico, both upstream through oil and gas exploration and production and downstream through the development of future carbon capture and storage opportunities. As one of the Gulf of Mexico’s largest public independent producers, we leverage decades of technical and offshore operational expertise towards the acquisition, exploration and development of assets in key geological trends that are present in many offshore basins around the world. With a focus on environmental stewardship, we are also utilizing our expertise to explore opportunities to reduce industrial emissions through our carbon capture and storage initiatives along the U.S. Gulf of Mexico. For more information, visit www.talosenergy.com.

INVESTOR RELATIONS CONTACT

Sergio Maiworm

investor@talosenergy.com

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This communication may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this communication, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this communication, the words “will,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast,” “may,” “objective,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, approval of the Unit Development Plan for the Zama field by Mexico’s National Commission of Hydrocarbons, the success of our carbon capture and sequestration projects,

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

commodity price volatility, the lack of a resolution to the war in Ukraine and its impact on certain commodity markets; the ability or willingness of the Organization of Petroleum Exporting Countries (“OPEC”) and non-OPEC countries, such as Saudi Arabia and Russia, to set and maintain oil production levels and the impact of any such actions; the impact of the ongoing sub-surface water flood project in the Phoenix Field and any updates to our estimated ultimate recovery from such project; lack of transportation and storage capacity as a result of oversupply, government regulations and actions or other factors; sustained inflation and the impact of central bank policy in response thereto; lack of availability of drilling and production equipment and services; environmental risks; drilling and other operating risks; regulatory changes; adverse weather events, including tropical storms, hurricanes and winter storms; cybersecurity threats; the continued impact of the coronavirus disease 2019 (“COVID-19”), including any new strains or variants, and governmental measures related thereto; the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital; the timing of development expenditures; the possibility that the anticipated benefits of recent acquisitions are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of such acquisitions; changes to federal income tax laws and regulations, including the Inflation Reduction Act of 2022; environmental risks; failure to find, acquire or gain access to other discoveries and prospects or to successfully develop and produce from our current discoveries and prospects; geologic risk; drilling and other operating risks; well control risk; regulatory changes; the uncertainty inherent in estimating reserves and in projecting future rates of production; cash flow and access to capital; the timing of development expenditures; potential adverse reactions or competitive responses to our acquisitions and other transactions; the possibility that the anticipated benefits of our acquisitions are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of acquired assets and operations, and the other risks discussed in Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 and Part II, Item 1A. “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023.

Should one or more of the risks or uncertainties described herein occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this communication.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002